UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

Credit Suisse Asset Management Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	811-05012 (Commission File No.)	23-2451535 (I.R.S. Employer Identification No.)

Eleven Madison Avenue

New York, New York 10010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 325-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CIK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As disclosed in the Credit Suisse Asset Management Income Fund, Inc.’s (the “Fund”) Current Report on Form 8-K dated June 13, 2023, on June 7, 2023, the Securities and Exchange Commission (the “SEC”) granted a temporary exemption from disqualification under Section 9(a) of the Investment Company Act of 1940 (the “1940 Act”) to Credit Suisse Asset Management, LLC (“Credit Suisse”), the Fund’s investment adviser, and certain of its affiliates, as well as to UBS Group AG and its affiliates (collectively, “UBS”), from serving as investment adviser and principal underwriter, as applicable, to registered investment companies, including the Fund, in connection with a consent order and final judgment (the “Consent Judgment”) entered against certain of Credit Suisse’s affiliates, in New Jersey Superior Court on October 24, 2022. The Consent Judgment did not involve the Fund or the services that Credit Suisse and its affiliates provided to the Fund. Section 9(a) of the 1940 Act prohibits an entity from serving as an investment adviser or principal underwriter for registered funds if the entity or one of its affiliates is “permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction . . . from engaging in or continuing any conduct or practice in connection with … the purchase or sale of any security.” Following the entry of the Consent Judgment, Credit Suisse notified the staff of the SEC and continued to provide investment advisory services (the “Services”) to the Fund based on its position at the time that the Consent Judgment did not trigger the disqualification provisions of Section 9(a). Credit Suisse and certain of its affiliates nevertheless applied for an exemption from the disqualification provisions of Section 9(a) of the 1940 Act due to its broad scope. On July 5, 2023, the SEC granted a permanent order, which provides: (i) a time-limited exemption from Section 9(a) to Credit Suisse and certain of its affiliates, which enables Credit Suisse to provide the Services to the Fund until June 12, 2024 (by which point the Services are anticipated to be transitioned to one or more UBS registered investment advisers), and (ii) a permanent exemption from Section 9(a) to UBS.

On December 13, 2023, the SEC entered an administrative cease-and-desist order (the “Order”) against Credit Suisse and certain of its affiliates. Credit Suisse and such affiliates consented to the Order without admitting or denying the findings therein. The SEC alleged in the Order that the Consent Judgment caused Credit Suisse to be deemed ineligible to provide the Services to registered investment companies, including the Fund, under Section 9(a) of the 1940 Act and that, during the period from October 24, 2022 to June 7, 2023, Credit Suisse acted as investment adviser to the Fund in violation of Section 9(a) of the 1940 Act. Under the terms of the Order,  Credit Suisse and certain of its affiliates were censured and agreed to cease and desist from committing or causing any violations and any future violations of Section 9(a) of the 1940 Act. Credit Suisse and such affiliates agreed to pay disgorgement, prejudgment interest and civil penalties totaling $10,080,220.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2023	Credit Suisse Asset Management Income Fund, Inc.

/s/ Omar Tariq
Name: Omar Tariq
Title: Chief Financial Officer and Treasurer